SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): October 31, 2006

_________________

NT HOLDING CORP.

(Exact name of registrant as specified in Charter)

NEVADA	000-15303	73-1215433
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8th Floor, No. 211 Johnston Road

Wanchai, Hong Kong

(Address of Principal Executive Offices)

852-2836-6202

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Rescission Agreement

On October 31, 2006, NT Holding Corp (the “Company”), entered into a Rescission Agreement (the “Rescission Agreement”) with Grand Canal Entertainment, Inc. (“Grand Canal”) recinding the previous agreements between the parties.  The parties had previously entered into two agreements: (i) an agreement on June 17, 2006 wherein the parties agreed that Grand Canal would return the interest in Tagalder C3 Holdings to the Company and that the Company will be obligated to provide Grand Canal with substitute consideration agreeable to Grand Canal within 60 days of the date of the Substitution Agreement; and (ii)  an agreement on April 7, 2006, wherein the Company had sold all of the Company’s interest in Tagalder C3 Holdings to Grand Canal in exchange for 39,702,080 shares of Grand Canal. Due to certain subsequent events, the parties have mutually determined that it is in the best interest of each of the parties to execute the Rescission Agreement, recinding both of these agreements and unwinding the deal altogether.

month period.   As a result of the Rescission Agreement, NT shall not be responsible for providing any projects to Grand Canal, and all ownership of Grand Canal will transfer to its original shareholders.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Rescission Agreement is incorporated by reference and attached hereto as exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 31, 2006	NT HOLDING CORP.

/s/ Chun Ka Tsun
By: Chun Ka Tsun
Its: Chief Executive Officer and Director